Exhibit 4.1

Number: BC1101780

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that THE VERY GOOD BUTCHERS INC. changed its name to THE VERY GOOD FOOD COMPANY INC. on October 1, 2019 at 10:29 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On October 1, 2019

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE

Number: BC1101780

CERTIFICATE

OF

INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that THE VERY GOOD BUTCHERS INC. was incorporated under the Business Corporations Act on December 27, 2016 at 12:40 PM Pacific Time.

Issued under my hand at Victoria, British Columbia On December 27, 2016

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE